Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-173850) and related Prospectus of Terreno Realty Corporation,

(2)	Registration Statement (Form S-8 No. 333-164895) pertaining to Terreno Realty Corporation’s 2010 Equity Incentive Plan, as amended,

(3)	Registration Statement (Form S-3 No. 333-189561) and related Prospectus of Terreno Realty Corporation,

(4)	Registration Statement (Form S-3 No. 333-202059) pertaining to Terreno Realty Corporation’s 2010 Equity Incentive Plan, as amended, and

(5)	Registration Statement (Form S-3ASR No. 333-203030) and related Prospectus of Terreno Realty Corporation;

of our reports dated February 8, 2017, with respect to the consolidated financial statements and schedule of Terreno Realty Corporation and the effectiveness of internal control over financial reporting of Terreno Realty Corporation included in this Annual Report (Form 10-K) of Terreno Realty Corporation for the year ended December 31, 2016.

/s/ Ernst & Young LLP

San Francisco, California

February 8, 2017